Exhibit 10(vii)

Archer-Daniels-Midland Company
2009 Incentive Compensation Plan

Performance Share Unit Award Terms and Conditions*

These Terms and Conditions are part of a Performance Share Unit Award Agreement (the “Agreement”) that governs a Performance Share Unit Award made to you as an employee of Archer-Daniels-Midland Company (the “Company”) or one of its Affiliates pursuant to the terms of the Company’s 2009 Incentive Compensation Plan, as amended (the “Plan”).  The Agreement consists of a notice of Performance Share Unit Award that has been provided to you (the “Notice”), these Terms and Conditions and the applicable terms of the Plan which are incorporated into the Agreement by reference, including the definitions of capitalized terms contained in the Plan.

Section 1.                      Grant of Performance Share Unit Award.  The grant of this Performance Share Unit Award to you is effective as of the Date of Grant specified in the Notice.  This Performance Share Unit Award provides you the number of Performance Share Units specified in the Notice, each such Performance Share Unit representing the right to receive one share of the Company’s common stock.  The Performance Share Units granted to you shall be credited to an account in your name.  Entries to the account shall be bookkeeping entries only utilized solely as a device for the measurement and determination of the number of Shares to be issued in settlement of earned and vested Performance Share Units subject to this Agreement.

Section 2.                      Rights of the Recipient.

(a)           No Shareholder Rights.  The Performance Share Units granted pursuant to this Award do not entitle you to any rights of a shareholder of the Company’s common stock.   Your rights with respect to the Performance Share Units shall remain forfeitable at all times by you until satisfaction of the vesting conditions set forth in Section 3 below.

(b)           Restrictions on Transfer.  You shall not be entitled to transfer, sell, pledge, alienate, hypothecate or assign the Performance Share Units or this Award, except that in the event of your death, your estate shall be entitled to the Shares represented by the Performance Share Units.  Any attempt to otherwise transfer the Performance Share Units or this Award shall be void.  All rights with respect to the Performance Share Units and this Award shall be available only to you during your lifetime, and thereafter to your estate.

Section 3.                      Vesting of Performance Share Units.  Subject to the provisions of Section 8 below, the Performance Share Units granted hereunder (and your right to receive Shares in settlement thereof) shall vest (i) on the scheduled vesting date specified in Appendix A to these Terms and Conditions, but only if and to the extent that the Performance Share Units have been determined by the Committee to have been earned in accordance with Section 4 hereof during the Performance Period specified in Appendix A, or (ii) at such earlier time and to the extent specified in Section 6 or 7 below (the date upon which such vesting occurs being referred to as the “Vesting Date”).  Any outstanding Performance Share Units granted under this Agreement that do not vest on the applicable Vesting Date shall be forfeited.

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* When distributed to grantees, these Terms and Conditions are accompanied by an electronic notice specifying the size of the award.

Section 4.                      Earned Units.  Whether and to what degree the Performance Share Units subject to this Award will have been earned as of the end of the Performance Period will be determined by whether and to what degree the Company has satisfied the applicable performance objective(s) for the Performance Period as set forth in Appendix A, and whether and to what degree the Committee has chosen to exercise its discretion to decrease the number of Performance Share Units otherwise deemed to have been earned.  You acknowledge that the number of Performance Share Units deemed to have been earned based on whether and to what degree the Company has satisfied the applicable performance objective(s) for the Performance Period may be adjusted downward, including to zero, by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable.

Section 5.                      Settlement of Performance Share Units.  Subject to the provisions of Section 8 below, to the extent the Performance Share Units subject to this Award vest in accordance with Section 3 above, the Company shall cause to be issued to you, or to your estate in the event of your death, one share of its common stock in payment and settlement of each vested Performance Share Unit.  Except as otherwise provided in Sections 6 and 7 below, such issuance shall follow certification by the Committee that the Company has satisfied the applicable performance objective(s) as of the end of the Performance Period, and shall occur on or as soon as administratively practicable after the Vesting Date.  Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, shall be subject to the tax withholding provisions of Section 9 below, and shall be in complete settlement and satisfaction of such vested Performance Share Units.

Section 6.                      Effect of Termination of Service.  If you cease to be an Employee prior to the Vesting Date other than as a result of your death, Retirement or Disability, you shall forfeit the Performance Share Units.  If you cease to be an Employee as a result of death, then all Performance Share Units subject to this Award and your right to receive Shares in settlement thereof shall immediately vest in full and the Company shall settle such Performance Share Units as provided in Section 5 above.   If you cease to be an Employee as a result of Retirement or Disability, then subject to the forfeiture conditions of Section 8 below, the Performance Share Units subject to this Award and your right to receive Shares in settlement thereof shall continue to vest in accordance with Section 3 above.

Section 7.  Change of Control.  In the event a Change of Control occurs prior to the Vesting Date, all Performance Share Units subject to this Award and your right to receive Shares in settlement thereof shall immediately vest in full and the Company shall settle such Performance Share Units as provided in Section 5 above.

Section 8.                      Forfeiture of Award and Compensation Recovery.

(a)           Forfeiture Conditions.  Notwithstanding anything to the contrary in this Agreement, if (i) you engage in intentional misconduct pertaining to any financial reporting requirement under the Federal securities laws resulting in the Company’s being required to prepare and file an accounting restatement with the Securities and Exchange Commission (the “SEC”) as a result of such misconduct, other than a restatement due to changes in accounting policy, (ii) there is a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded or paid to you, (iii) you engage in any fraud, theft, misappropriation, embezzlement, or dishonesty to the material detriment of the Company’s financial results as filed with the SEC, or (iv) during the term of your employment with the Company and its Affiliates, or during the period following Retirement or Disability and prior to the Vesting Date, you breach any non-compete or confidentiality restrictions applicable to you (including the non-compete restriction in Section 8(b) below), then (x) you shall immediately forfeit this Award and any right to receive Shares that have not yet been issued pursuant to Section 5 above, and (y) with respect to Shares that have been issued pursuant to this Award (or the cash value thereof paid) after the Vesting Date, (A) you shall return such Shares or cash value to the Company, or (B) if you have sold or otherwise transferred such Shares during the three-year period preceding the event specified in clauses (i)-(iv) above, you shall pay to the Company in cash an amount equal to the Fair Market Value of such Shares as of the Vesting Date (or equal to the cash value previously paid).

(b)           Competition After Retirement or Disability.  The Performance Share Units that would otherwise continue to vest after you cease to be an Employee due to Retirement or Disability as provided in Section 6 shall continue to vest only if, prior to the Vesting Date, you do not engage in any activities that compete with the business operations of the Company and its Affiliates, including, but not limited to, working in any capacity for another company engaged in the processing of agricultural commodities, the manufacturing of biodiesel, ethanol, or food and feed ingredients, or the operation of grain elevators and crop origination and transportation networks.  Prior to the issuance of Shares, you may be required to certify to the Company and provide such other evidence to the Company as the Company may reasonably require that you have not engaged in any activities that compete with the business operations of the Company and its Affiliates since you ceased to be an Employee due to Retirement or Disability.

(c)           Compensation Recovery Policy.  To the extent that this Award and any compensation associated therewith is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, this Award and any compensation associated therewith shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Shares are then listed.  This Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Section 9.                      Withholding of Taxes.  You shall be responsible for the payment of any withholding taxes upon the occurrence of any event in connection with the Award (for example, vesting or issuance of Shares in settlement of Performance Share Units) that the Company determines may result in any tax withholding obligation, including any social security obligation.  The delivery of Shares in settlement of Performance Share Units shall be conditioned upon the prior payment by you, or the establishment of arrangements satisfactory to the Company for the payment by you, of all such withholding tax obligations.  You hereby authorize the Company (or the Affiliate that employs you) to withhold from salary or other amounts owed to you any sums required to satisfy withholding tax obligations in connection with the Award.  If you wish to satisfy such withholding tax obligations by delivering Shares you already own or by having the Company retain a portion of the Shares that would otherwise be issued to you in settlement of the Performance Share Units, you must make such a request which shall be subject to approval by the Company.  If payment of withholding tax obligations, or satisfactory payment arrangements, are not made on a timely basis, the Company may instruct an authorized broker to sell such number of Shares subject to the Award as are equal in value to the tax withholding obligations prior to the issuance of any Shares to you.

Section 10.                      Securities Law Compliance.  No Shares shall be delivered upon the vesting of any Performance Share Units unless and until the Company and/or you shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that you may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company reserves the right to legend any Share certificate or book entry, conditioning sales of such Shares upon compliance with applicable federal and state securities laws and regulations.

Section 11.                      No Rights as Employee or Consultant.  Nothing in this Agreement or this Award shall confer upon you any right to continue as an Employee or consultant of the Company or any Affiliate, or to interfere in any way with the right of the Company or any Affiliate to terminate your service at any time.

Section 12.                      Adjustments.  If at any time while this Award is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.3 of the Plan, the number of Performance Share Units and the number and kind of securities that may be issued in respect of such Units shall be adjusted in accordance with the provisions of the Plan.

Section 13.                      Notices.  Any notice hereunder by you shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company at the Company’s office at 4666 Faries Parkway, Decatur, Illinois 62526, or at such other address as the Company may designate by notice to you.  Any notice hereunder by the Company shall be given to you in writing and such notice shall be deemed duly given only upon receipt thereof at such address as you may have on file with the Company.

Section 14.                      Construction.  The construction of the Notice and these Terms and Conditions (including Appendix A attached hereto) is vested in the Committee, and the Committee’s construction shall be final and conclusive.  The Notice and these Terms and Conditions are subject to the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of the Notice and these Terms and Conditions on the one hand and the Plan on the other hand, the provisions of the Plan will govern.

Section 15.                      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

Section 16.                      Binding Effect.  This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

By indicating your acceptance of this Performance Share Unit Award, you agree to all the terms and conditions described above and contained in the Notice and in the Plan document.